UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 16, 2009

EPOD SOLAR INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53459	20-3551488
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5 – 215 Neave Road, Kelowna, British Columbia, Canada	V1V 2L9
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (250) 491-8111

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A amends EPOD Solar Inc.'s (the "Company") Current Report on Form 8-K filed with the Securities and Exchange Commission on July 22, 2009, in connection with a corporate name change, to provide further information regarding the Company's ticker symbol change. The Company had reported that it requested a new ticker symbol from the Financial Industry Regulatory Authority, Inc. (FINRA).

Item 8.01        Other Events.

The Company received notice that its request for a new ticker symbol has been approved by FINRA and the new ticker symbol took effect with the open of business day on August 12, 2009. The Company's new ticker symbol is "EPDS" and the Company's common stock continues to be quoted on the OTC Bulletin Board. In connection with the corporate name change, the CUSIP number for the common stock of the Company changed to 29428W-102.

Item 7.01        Regulation FD Disclosure.

On August 12, 2009, the Company issued the press release furnished herewith as Exhibit 99.1 to confirm the name change and announce the new ticker symbol.

The information contained in this Item 7.01 and in Exhibit 99.1 shall not be deemed filed for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01        Financial Statements and Exhibits.

(d)         Exhibits

Exhibit Number	Description

Exhibit 99.1	Press Release of EPOD Solar Inc. dated August 12, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPOD SOLAR INC.

By:	/s/ Satpal Sidhu
Satpal Sidhu
Chief Operating Officer and Secretary

Date: August 12, 2009